                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Hooper Holmes, Inc.



We consent to incorporation by reference in the registration statement (No. 33-53086) on Form S-8 of Hooper Holmes, Inc. of our reports dated March 4, 1996, relating to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, which reports appear in the December 31, 1995 annual report on Form 10-K of Hooper Holmes, Inc.



KPMG Peat Marwick LLP


Short Hills, New Jersey
March 29, 1996
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                         INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Hooper Holmes, Inc.



Under date of March 4, 1996, we reported on the consolidated balance sheets of Hooper Homes, Inc. and subisidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 as contained in the 1995 annual report to stockholders. These consolidated financial statements and our reports thereon are incorporated by reference in the annual report on Form 10-K for the year 1995. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in the accompanying index. The financial statement schedule is the responsibility of the Company's management. Our responsiblity is to express an opinion on the financial statement schedule based on our audits.

In our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects the information set forth therin.



KPMG Peat Marwick LLP


Short Hills, New Jersey
March 4, 1996